Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

BLVD Holdings, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated August 15, 2012, with respect to the financial statements of BLVD Holdings, Inc., in its registration statement on Form S-1 relating to the registration of 5,750,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Farmington, UT
October 8, 2012